                                                                   Exhibit 99.1

[GRAPHIC OMITTED]

                        MEADOWBROOK INSURANCE GROUP, INC.
                                   (NYSE: MIG)

================================================================================

      CONTACT: CAROL SEGAL ZIECIK
               VICE PRESIDENT - CORPORATE COMMUNICATIONS
               (248) 204-8162

================================================================================

            MEADOWBROOK INSURANCE GROUP, INC. EXPECTS NO SIGNIFICANT
                   NET FINANCIAL IMPACT FROM HURRICANE KATRINA

        - MEADOWBROOK FOCUSES ITS CLAIMS EFFORTS TO ASSIST POLICYHOLDERS
           - COMPANY MATCHES CHARITABLE FUNDS RAISED BY ITS EMPLOYEES

                              SOUTHFIELD, MICHIGAN
                               SEPTEMBER 15, 2005

Meadowbrook Insurance Group, Inc. (NYSE/MIG) today reported that, although potential claims information is very preliminary, the Company does not expect its net losses to be significant.

Meadowbrook President and Chief Executive Officer Robert S. Cubbin commented, "We expect no material financial impact from Hurricane Katrina. Generally, our insurance programs are structured to avoid geographic concentration of risks that might lead to natural or intentionally caused catastrophic events."

Meadowbrook has added links to its website for its existing policyholders and claimants to establish contact with designated claims personnel for the Company's insurance company subsidiaries: Star Insurance Company, Savers Property & Casualty Insurance Company, Williamsburg National Insurance Company, and Ameritrust Insurance Corporation.

Meadowbrook's insurance company subsidiaries will temporarily refrain from issuing cancellation notices for premium payments not received from its (direct bill) policyholders in the affected areas of Louisiana, Alabama and Mississippi. Mr. Cubbin elaborated, "We will be working with our agents in these areas to assist in supporting our insureds. Also, we will comply with any mandates issued by the relevant state insurance departments."

Finally, to assist with the aid needed for the Red Cross, Meadowbrook employees are raising relief funds which will be matched dollar-for-dollar by the Company.

ABOUT MEADOWBROOK INSURANCE GROUP
A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                                                          PR1005